                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement              |_|  Confidential, for Use of the Commission Only
                                                       (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant toss.240.14a-11(c) or ss.240.14a-12

                              CENTER BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

               -------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               -------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               -------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               -------------------------------------------------------------
         (5)   Total fee paid:

               -------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                  ------------------------------------------------------------
         (3)      Filing Party:

                  ------------------------------------------------------------
         (4)      Date Filed:

                  ------------------------------------------------------------

                              CENTER BANCORP, INC.

                             Corporate Headquarters
                               2455 Morris Avenue
                             Union, New Jersey 07083

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 2000

To Our Shareholders:

         The Annual Meeting of Shareholders of Center Bancorp, Inc. (the "Corporation") will be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey on April 18, 2000, at 7:00 p.m., for the following purposes:

         1. To elect three Class 2 directors, whose three year terms will expire in 2003.

         2. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record of the Corporation at the close of business on February 29, 2000 shall be entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

         Please complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience.

         You are cordially invited to attend the Meeting.

                                            By Order of the Board of Directors



                                            John J. Davis
                                            President and
                                            Chief Executive Officer

Dated:  March 17, 2000

                              CENTER BANCORP, INC.
                   2455 Morris Avenue, Union, New Jersey 07083

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Center Bancorp, Inc. (the "Corporation") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey at 7:00 p.m. on April 18, 2000, and any adjournments thereof (the "Annual Meeting"). Copies of this Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 17, 2000.

         Only shareholders of record at the close of business on February 29, 2000 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting.

         On the Record Date, there were 3,794,477 shares of common stock, no par value (the "Common Stock"), outstanding. An additional 458,964 shares are held by the Corporation as treasury stock.

         Any shareholder who executes the proxy referred to in this Proxy Statement may revoke such proxy at any time before it is exercised, but revocation is not effective unless a later dated signed proxy is submitted to the Corporation prior to the Annual Meeting, written notice of revocation is filed with the Secretary of the Corporation either prior to the Annual Meeting or while the Annual Meeting is in progress but prior to the voting of such proxy or the shares subject to such proxy are voted by written ballot at the Annual Meeting.

         All proxies properly executed and not revoked will be voted as specified. If a proxy is signed but no specification is given, the proxy will be voted in favor of the Board's nominees for election to the Board.

         The cost of soliciting proxies shall be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and employees of the Corporation and/or its subsidiary may solicit proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

         The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the Common Stock represented and entitled to vote at the Annual Meeting. All other matters submitted to shareholders at the Annual Meeting will require the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" will be counted. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

                              Election of Directors

         The By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be ten. The Corporation's Certificate of Incorporation provides that the Directors shall be divided into three classes, as nearly equal in number as possible, with each class elected on a staggered term basis, normally for a period of three years. Shorter terms are permitted when necessary in order to equalize the size of the classes. At the upcoming Annual Meeting, three directors in Class 2 will be elected for a three year term. The terms of the remaining directors in Class 1 and Class 3 will continue until 2001 and 2002, respectively.

         It is intended that the proxies solicited hereunder will be voted FOR (unless otherwise directed) the election of Hugo Barth, III, Alexander A. Bol and William A. Thompson for three year terms. The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason. Each nominee has agreed to serve if elected. However, in the event that one or more of the nominees should be unable to stand for election, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person or persons. Each of the nominees are currently members of the Board of Directors of the Corporation and its subsidiary, Union Center National Bank (the "Bank").

         Each of the members of the Board of Directors of the Corporation (collectively, the "Directors") has served in their current occupations for at least the past five years. The Directors, as of February 1, 2000, according to information supplied by them, owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names below. The Directors have served continuously as such since the dates when they first became Directors as set forth herein. The date appearing in parentheses opposite each director's name in the "Director Since" column below represents the year in which such Director became a director of the Bank. Each such Director presently serves as a Director of the Bank.

CLASS - 1  The following table sets forth certain information with respect to each Director in Class 1. Each member of Class 1 has a term that will continue until 2001.


                                                                        Number of
                                                                        Shares of
                                                                      Common Stock
                                                                          Held
                                                                      Beneficially        Percent of
                                                       Director       Directly and       Outstanding         Other
        Name                Occupation        Age       Since          Indirectly           Shares       Directorships
        ----                ----------        ---       -----          ----------           ------       -------------

John J. Davis          President and Chief    57         1982           53,868(a)              1.42              --
                       Executive Officer                (1982)
                       of the Corporation
                       and the Bank

Brenda Curtis          Executive Director,    58         1995           18,287(b)               .48              --
                       American Cancer                  (1995)
                       Society, Union
                       County Unit

Donald G. Kein         Partner, Kein,         62         1982           74,254(c)              1.96              --
                       Pollatschek &                    (1970)
                       Greenstein
                       (Attorneys)

Charles P.             Chairman of the        76         1982           36,903(d)               .97              --
Woodward               Board of the                     (1970)
                       Corporation and
                       the Bank

----------------

(a) Direct-----------53,610 (includes 4,548 shares granted under the Company's
                            1999 Employee Stock Incentive Plan (the "Plan") Indirect------------258 (jointly with wife and children)

(b) Direct-----------18,287

(c) Direct-----------71,703
    Indirect----------2,551 (wife and children)

(d) Direct-----------36,903

CLASS - 2 The following table sets forth certain information with respect to the Directors in Class 2 (each of whom has been nominated for a three year term).



                                                                              Number of
                                                                              Shares of
                                                                             Common Stock
                                                                                 Held
                                                                             Beneficially       Percent of
                                                              Director       Directly and       Outstanding         Other
           Name                   Occupation          Age       Since         Indirectly          Shares        Directorships
           ----                   ----------          ---       -----         ----------          ------        -------------
Hugo Barth, III              Partner, Haeberle &       57       1982          41,346(a)            1.09              --
                             Barth (Funeral                    (1977)
                             Director)


Alexander A. Bol             Owner, Alexander-          52      1994          22,341(b)             .59              --
                             A. Bol A.I.A.                     (1994)
                             (Architectural Firm)



William A. Thompson          Vice President,          42        1994          20,521(c)             .54              --
                             Thompson & Co.                    (1994)
                             (Auto Parts
                             Distributor)

--------------------

(a) Direct-----------26,313
    Indirect---------15,033 (wife and jointly with wife)

(b) Direct-----------22,341

(c) Direct-----------18,705
    Indirect----------1,816 (wife)

CLASS 3 - The following table sets forth certain information with respect to each Director in Class 3. Each member of Class 3 has a term that will continue until 2002.

                                                                         Number of
                                                                         Shares of
                                                                        Common Stock
                                                                            Held
                                                                        Beneficially       Percent of
                                                          Director      Directly and      Outstanding         Other
          Name                  Occupation        Age      Since         Indirectly          Shares       Directorships
          ----                  ----------        ---      -----         ----------          ------       -------------
Robert L. Bischoff         President               60       1992          24,220(a)            .64              --
                           Beer Import Co.                 (1992)

Paul Lomakin, Jr.          President               73       1982          91,899(b)           2.42              --
                           Winthrop Dev.                   (1977)
                           (Builder)

Herbert Schiller           President               64       1990          28,649(c)           .76               --
                           Foremost Mfg. Co.               (1990)
                           (Manufacturer)

---------------------

(a) Direct-----------23,441
    Indirect------------779 (wife)

(b) Direct-----------50,424
    Indirect---------41,475 (wife and children)

(d) Direct-----------28,649



         The shares set forth in the table above include the following number of shares subject to options exercisable by April 1, 2000: Mr. Barth, 4,803 shares; Mr. Bischoff, 15,628 shares; Mr. Bol, 15,628 shares; Ms. Curtis, 15,313 shares; Mr. Davis, 8,385 shares; Mr. Kein, 15,628 shares; Mr. Lomakin, 15,628 shares; Mr. Schiller, 15,628 shares; Mr. Thompson, 12,765 shares; and Mr. Woodward, 15,628 shares.

         Anthony C. Weagley, the Company's Chief Financial Officer, beneficially owned 10,575 shares of Common Stock as of February 1, 2000, including 5,210 shares subject to options exercisable by April 1, 2000. Donald Bennetti, a Vice President of the Company, beneficially owned 1,851 shares of Common Stock as of February 1, 2000, including 520 shares subject to options exercisable by April 1, 2000. As of February 1, 2000 the total number of shares directly and beneficially owned by all Directors and executive officers of the Corporation

(16 persons) amounted to 427,309 shares or 11.26% of the common shares outstanding. In addition, as of February 1, 2000, the total number of shares directly and beneficially owned by officers of the Bank (and not the Corporation) amounted to 4,685 shares or .12% of the common shares outstanding.

         There are no fees paid to any Director of the Corporation for any meeting of the Board of Directors or its committees or committee meetings of the Bank's Board of Directors. All directors of the Bank who are not officers of the Bank receive a $7,000 annual retainer and $450 for each meeting of the Board of Directors of the Bank attended. Pursuant to the Corporation's 1993 Outside Director Stock Option Plan, each non-employee director has received a stock option covering 15,628 Sares of Common Stock. These options are exercisable in three installments, commencing one year after the date of grant, at a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant.

         Effective July 1, 1998, the Board of Directors adopted the Union Center National Bank Directors' Retirement Plan (the "Directors' Retirement Plan"). Under the Directors' Retirement Plan, each non-employee director of the Board who completes at least 15 years of service as a member of the Board (including service on the Board prior to July 1, 1998), and who retires from the Board on or after May 1, 2000 and after having attained age 70, will be paid an annual retirement benefit of $8,500, payable monthly, commencing on his or her date of retirement and continuing for 180 payments. In the event that a director dies before receiving his or her entire benefit, the balance of such benefit will continue to be paid to the director's surviving spouse until the earlier of such spouse's death or the payment of all 180 such monthly installments. The Directors' Retirement Plan is unfunded; that is, all benefits due thereunder are payable from the Bank's general assets. The Bank may, however, establish a trust or similar arrangement for the purpose of accumulating the amounts needed to provide such benefits.

         There is no family relationship, by blood, marriage or adoption, between any of the foregoing Directors and any other officer, director or employee of the Corporation or the Bank.

         The Corporation has no standing nominating committee or compensation committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the entire Board of Directors of the Corporation. The Board's Audit Committee consists of Mr. Bischoff, (Chairman), Ms. Curtis and Messrs. Barth, Sommer, Thompson and Woodward. Stanley Sommer will cease serving as a member of the Board and the Audit Committee as of the upcoming Annual Meeting. The Audit Committee has responsibility for monitoring the Corporation's financial reporting systems, reviewing the Corporation's financial statements and supervising the relationship between the Corporation and its independent accountants. During 1999, the Audit Committee met 4 times and the Board of Directors met 12 times. All directors attended more than 75% of the Board and committee meetings that they were required to attend.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table sets forth, for the years ended December 31, 1997, 1998 and 1999, the annual and long-term compensation of the Corporation's Chief Executive Officer and its other executive officers who had annual compensation (salary plus bonus) of $100,000 or more during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                           Long Term
                                                                                          Compensation
                                                                                  ----------------------------
                                                Annual Compensation               Restricted       Securities
         Name and                     ------------------------------------------    Stock         Underlying          All Other
    Principal Position        Year        Salary       Bonus(A)         Other(B)   Awards($)     Options/SARs(#)    Compensation(D)
    ------------------        ----        ------       -----          ----------  ---------     ---------------    ---------------
John J. Davis                 1999      $250,791      $63,500         $ 19,735    69,070(C)          18,193            $ 7,050
President and Chief           1998       229,430       50,000           19,040        --                 --              6,300
Executive Officer             1997       222,116           --           20,023        --                 --              6,000
of the Corporation
and the Bank

Anthony C. Weagley            1999      $110,122       20,800         $  9,396        --              4,026            $ 3,120
Vice President and            1998       104,944       15,550           12,015        --                 --              2,913
Treasurer of the              1997        98,880           --            9,373        --                 --              2,775
Corporation and
Sr. Vice President and
Cashier of the Bank

Donald Bennetti              1999        101,053       17,100            9,291        --              3,677                 0
Vice President of the        1998         94,029       14,500           10,512        --                 --               293
Corporation and Senior       1997         89,430           --            8,611        --                 --             1,560
Vice President of the Bank

-----------------
(A) The Corporation adopted the Achievement Incentive Plan (the "AIP"), effective as of January 1, 1995. Incentive compensation was not payable under the AIP with respect to performance during 1997.
(B) For Mr. Davis, represents the cost to the Corporation of supplying an automobile to Mr. Davis ($15,672 in 1999, $16,078 in 1998 and $15,975 in
      1997) and payments made on Mr. Davis' behalf with respect to his personal use of a country club membership. For Mr. Weagley, represents the cost to the Corporation of supplying an automobile to Mr. Weagley ($9,225 in 1999, $12,015 in 1998 and $9,373 in 1997). For Mr. Bennetti, represents the cost to the Corporation of supplying an automobile to Mr. Bennetti ($8,867 in 1999, $10,512 in 1998 and $8,611 in 1997).
(C) Represents the number of shares subject to award multiplied by the average of the high bid price and the low asked price on June 17, 1999 (date of grant). On December 31, 1999, Mr. Davis' restricted shares had an aggregate market price of $68,355. Mr. Davis' restricted shares will vest over a five year period and will be eligible for dividends in the same manner as the Company's common stock.
(D) Represents contributions made to the Corporation's 401(k) plan on behalf of Messrs. Davis, Weagley and Bennetti, representing 50% of their contributions up to 6% of gross compensation.

Stock Options

                  The following table provides data regarding the options exercised by the Named Officers during 1999 (reflecting the number of shares acquired and the difference between the value of the shares on the exercise date and the option exercise price) and the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 1999. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of the Named Officers' options and $15.03, the average of the high bid price and low asked price for the Common Stock on December 31, 1999.

               AGGREGATE OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES

                                                                                Number of
                                                                                securities             Value of
                                                                                underlying        unexercised in the
                                                                               unexercised        money options/SARs
                                                                             options/SARs at      at fiscal year end
                                                                             fiscal year end             (#)
                                                                                   (#)
                                     Shares
                                  acquired on               Value              Exercisable/          Exercisable/
            Name                  exercise (#)          Realized ($)          Unexercisable         Unexercisable
John J. Davis                         5,000                  $16.50                  8,385/0          $27,083/--
Anthony C. Weagley                       --                      --              5,210/4,026           16,828/--
Donald Bennetti                          --                      --                520/3,677            1,679/--



Pension Plan

         The Bank maintains a defined benefit pension plan (the "Pension Plan") for the benefit of its eligible employees. Monthly normal retirement benefits are computed at the rate of 44% of final average earnings, reduced proportionately for the participant's credited benefit years less than 25. "Final average earnings" is the average monthly W-2 compensation which is paid to participants by the Bank during the last 60 calendar months of their credited benefit service (essentially equivalent to "Salary" in the Summary Compensation Table set forth above). The benefits shown are not subject to deduction for Social Security or other offset amounts.

         The following table sets forth the annual benefits which an eligible employee would receive under the Pension Plan upon retirement at age 65 based on the indicated assumptions as to average annual earnings and years of service. The table also reflects benefits under the Corporation's Supplemental Executive Retirement Plans, which became effective on January 1, 1995. The amounts shown reflect a 10 year certain and life annuity benefit rather than the joint and 50% survivor annuity benefit required by the Employee Retirement Income Security Act of 1974 as the normal form of benefit for a married employee. The number of benefit years for Mr. Davis is 22, the number of benefit years for Mr. Weagley is 13 and the number of benefit years for Mr. Bennetti is 9.

         Average Annual
          Earnings for
         60 Consecutive                    10                  15                    20                     25*
          Months Prior                  Benefit              Benefit               Benefit                Benefit
          to Retirement                  Years                Years                 Years                  Years
         --------------                 -------              -------               -------                -------
           $  40,000                     7,040               10,560                $14,080                $17,600
              60,000                    10,560               15,840                 21,120                 26,400
              80,000                    14,080               21,120                 28,160                 35,200
             100,000                    17,600               26,400                 35,200                 44,000
             120,000                    21,120               31,680                 42,240                 52,800
             140,000                    24,640               36,690                 49,280                 61,600
             150,000*                   26,400               39,600                 52,800                 66,000

*  Maximum


Other Benefit Plans

         During 1994, the Corporation implemented certain new employee benefit plans, effective as of January 1, 1995, including two Supplemental Executive Retirement Plans ("SERPS"). The SERPS, as well as a trust arrangement entered into during 1997, are described below under the caption "Board Report on Executive Compensation."

Employment Agreements

         John J. Davis entered into an employment agreement with the Corporation and the Bank, dated as of August 1, 1992. Effective September 1, 1995, the employment agreement was amended and restated in its entirety. As amended, the employment agreement provides for Mr. Davis' employment as President and Chief Executive Officer of the Corporation and the Bank for a term that expires in 2000, subject to renewal provisions that, in effect, assure Mr. Davis of at least three years' notice of termination in the absence of a "Change in Control Event" (as defined) and five years' notice of termination in connection with a Change in Control Event. Mr. Davis' salary rate currently is $265,000 per annum. In subsequent years, Mr. Davis is to receive his salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreement also provides that Mr. Davis will receive benefits and perquisites appropriate to his position.

         Mr. Davis has the right under the employment agreement to resign with "Good Reason," which is defined in the agreement to include certain Change in Control Events which, in turn, are defined as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board. Upon termination for Good Reason, the employment agreement provides that Mr. Davis will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Davis under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Davis would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Davis would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

         Anthony C. Weagley and Donald Bennetti entered into employment agreements with the Corporation and the Bank, dated as of January 1, 1996. Mr. Weagley's agreement provides for his employment as Senior Vice President and Cashier of the Bank and Vice President and Treasurer of the Corporation for an initial term that was completed on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Weagley of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Bennetti's agreement provides for his employment as a Vice President of the Bank for an initial term that was completed on December 31, 1998, subject to renewal provisions that, in effect, assure Mr. Bennetti of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Mr. Weagley's salary rate currently is $110,250 per annum and Mr. Bennetti's salary rate currently is $100,700 per annum. In subsequent years, Mr. Weagley and Mr. Bennetti are to receive their salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreements also provide that Mr. Weagley and Mr. Bennetti will receive certain benefits and perquisites appropriate to their positions.

         Both Mr. Weagley and Mr. Bennetti have the right under their employment agreements to resign with "Good Reason", which is defined in a manner similar to the definition in Mr. Davis' contract. Upon termination for Good Reason, the employment agreements provide that Mr. Weagley and Mr. Bennetti will be entitled to receive a severance allowance equal to their regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by them under the AIP, multiplied by the number of years remaining in the term of their employment agreements, benefits comparable to the benefits that they would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Weagley and Mr. Bennetti would be entitled to comparable benefits if the Bank and the Corporation were to terminate their employment without cause.

         The employment agreements for Messrs. Davis, Weagley and Bennetti contain "gross up" provisions which provide for additional compensation in the event that any benefits payable to them pursuant to their employment agreements are subject to certain excise taxes imposed by the Internal Revenue Code.


Compensation Committee Interlocks and Insider Participation

         The Board of Directors did not maintain a Compensation Committee during 1999. Accordingly, compensation decisions were made by the entire Board of Directors. During 1999, the following individuals served on the Board for all or a portion of the year: Alexander A. Bol, Hugo Barth III, Robert L. Bischoff, Brenda Curtis, John J. Davis, Donald G. Kein, Paul Lomakin, Jr., Herbert Schiller, Stanley R. Sommer, William A. Thompson and Charles P. Woodward. Of the persons named, only Mr. Davis has served as an officer and/or employee of the Corporation or the Bank. Mr. Davis participates in Board determinations regarding compensation of all employees other than himself.

         Directors Hugo Barth III, Robert L. Bischoff, Alexander A. Bol, Brenda Curtis, John J. Davis, Donald G. Kein, Paul Lomakin, Jr., Herbert Schiller, Stanley R. Sommer, William A. Thompson and Charles P. Woodward and certain of the Corporation's officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business during 1999. All such transactions with these directors and officers of the Corporation and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

         During 1999, a partnership of which Director Donald G. Kein was a partner rendered legal services to the Corporation and/or the Bank in the normal course of business. The aggregate fees amounted to approximately $87,900. Such firm has rendered and will continue to render legal services to the Corporation and/or the Bank in 2000. The cost of such services was reasonable and comparable to the cost of obtaining similar services elsewhere in the market place.

         For information regarding a trust arrangement entered into with respect to Mr. Davis, see the "Board Report on Executive Compensation" below.

Board Report on Executive Compensation

         Pursuant to rules adopted by the SEC to enhance disclosure of corporate policies regarding executive compensation, the Corporation has set forth below a report of its Board regarding compensation policies as they affect Mr. Davis and the other executive officers of the Corporation.

Overview

         The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. Historically, the Corporation's standard benefit package was limited to the Pension Plan and health insurance. In 1995, the Board provided for these benefits to be supplemented in certain circumstances. The long-term benefit element has primarily been reflected in the grants of stock options to specific executive officers.

         During 1999, the Corporation's stockholders adopted a new stock incentive plan. The purposes of that plan are to attract qualified employees and encourage existing employees to acquire a proprietary interest in the Corporation, to continue their employment with the Corporation and its subsidiaries and to render superior performance during their period of employment. In addition, the Board proposed that plan because the number of shares of the Corporation's Common Stock remaining available for option grants under the then existing plans was deemed to be inadequate. The new plan permits the grant of various stock incentives, including grants of stock options and restricted stock.

         The employment agreement entered into with John J. Davis has enabled the Board to tie annual compensation to Mr. Davis' and the Corporation's performance. Initially, the agreement provided for a base salary of $130,000 per annum. Base salary in subsequent years has been left to the discretion of the Board of Directors, subject to the restriction that base salary may not be reduced during the term of the agreement. In subsequent years, Mr. Davis' salary has been increased to $265,000 per year. Subject to contractual minimums in the case of those executives (such as Mr. Weagley and Mr. Bennetti) who have entered into employment agreements with the Corporation, the salary levels of the other executive officers are set annually by the Board of Directors, with a recommendation by Mr. Davis.

         The Board has concluded that it is important to provide Mr. Davis, Mr. Weagley, Mr. Bennetti and certain other executives with employment protections. Mr. Davis' employment agreement contains an "evergreen" clause which, in effect, assures him that he will receive three years notice of any decision to terminate his agreement. Mr. Weagley's agreement assures Mr. Weagley, and Mr. Bennetti's employment agreement assures Mr. Bennetti, that he will receive two years notice of any decision to terminate his agreement.

Specific Elements of Compensation

         The Board has sought to structure executive compensation as a "pay-for-performance" compensation policy. The elements of that policy are as follows:

            (a) Salary. While consolidation within the banking industry has created a substantial supply of qualified executives, the Board believes that it is important for the Bank to retain a competitive salary structure. In late 1994, the Board approved new salary guidelines for the Bank's officers. In accordance with those guidelines, Mr. Davis' current salary of $265,000 was increased to that level in January 2000.

            (b) Incentive Compensation. The AIP is designed to correlate compensation to performance in a manner designed to provide meaningful incentives for Bank officers in general. Under the terms of the AIP, Bank officers were eligible to receive incentive pay for performance in 1999. For Mr. Davis, performance goals relate solely to the performance of the Corporation. For all other participants, goals relate both to individual performance and the Corporation's performance.

            (c) Benefit Plans. In addition to benefits provided under the Pension Plan and under standard medical insurance plans, the Corporation furnishes the following plan benefits to executive officers:

               (i) 401(k). The Corporation has implemented a company-wide 401(k) plan designed to provide an overall benefit to all full-time employees who are at least 21 years old and have at least one year of service. Under this Plan, the Corporation matches 50% of employee contributions up to 6% of gross compensation. The match for Mr. Davis during 1999 was $7,050.

               (ii) SERPs. The Corporation has established two Supplemental Executive Retirement Plans ("SERPs") designed to provide benefits lost to senior management as a result of federal legislation reducing and/or limiting retirement benefits available from the Corporation's Pension Plan and 401(k) plan. Costs to the Corporation for the replacement benefits are similar to the reduction in qualified retirement plan costs which otherwise would be provided by those plans but for the federal legislation. [To date, Mr. Davis is the only employee designated for participation in the SERPs.] To set aside funds to help meet its obligations under the SERPs, the Bank established a trust as of July 1, 1997 (the "Trust"). The Bank expects to contribute funds to the Trust from time to time. The Trust funds, which are subject to the claims of the Bank's creditors in certain circumstances, will be held in the Trust until paid to plan participants and their beneficiaries in accordance with the terms of the SERPs.

               (iii) Split Dollar Life Insurance. The Board has implemented a split dollar life insurance program for Mr. Davis and other senior bank officers under the age of 60. This plan is designed to reduce the costs to the Corporation of providing death benefit coverage to such officers, while providing enhanced benefits at retirement (projected to be 3.5 times salary less $50,000 remaining in a group term plan) and reduced income tax to the participants on the coverage provided.

            (d) Stock Options. From time to time, the Board has granted stock options to Mr. Davis and other executive officers. Such options have been granted at an exercise price equal to the then current market price of the Common Stock. The value of such options thus correlates directly with the market performance of the Common Stock. Information regarding Mr. Davis', Mr. Weagley's and Mr. Bennetti's options is presented elsewhere herein.

            (e) The stock incentive plan adopted by the shareholders in 1999 authorized the grant of restricted stock awards. A restricted stock award typically enables a recipient to obtain the restricted shares, without payment of a cash exercise, upon the satisfaction of certain conditions. During 1999, the only officer who received a restricted stock award was Mr. Davis, who was awarded 4,548 restricted shares of Common Stock. The terms of that grant are described elsewhere herein.

         The Board believes that an appropriate compensation program can help in achieving shareholder performance goals if its program reflects an appropriate balance between providing rewards to key employees while at the same time effectively controlling cash compensation costs. The Board believes that its compensation program is consistent with, and should help to achieve, those objectives.

         By:      The Board of Directors

                  Hugo Barth III                  Donald. G. Kein               Stanley R. Sommer
                  Robert L. Bischoff              John J. Davis                 William A. Thompson
                  Alexander A. Bol                Paul Lomakin, Jr.             Charles P. Woodward
                  Brenda Curtis                   Herbert Schiller


Stockholder Return Comparison

         Set forth below is a line graph presentation comparing the cumulative stockholder return on the Corporation's Common Stock, on a dividend reinvested basis, against the cumulative total returns of the Standard & Poor's 500 Stock Index and the Media General Industry Group Index-Middle-Atlantic Banks for the period from January 1, 1995 through December 31, 1999.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG CENTER BANCORP, INC.,
       THE S&P COMPOSITE INDEX AND THE MEDIA GENERAL INDUSTRY GROUP INDEX

                                      Measurement Period (Fiscal Year Ending December 31)
                                    1995        1996         1997        1998        1999
                                    ----        ----         ----        ----        ----

Center Bancorp, Inc.                104.48      110.06       135.01      152.19      145.17

Media General Industry
Group Index - Regional
Middle Atlantic Banks               147.17      196.61       320.65      352.96      279.30

S&P Composite Index                 137.58      169.17       225.61      290.09      351.13


                    ASSUMES $100 INVESTED ON JANUARY 1, 1995



                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation and the Bank have appointed KPMG their independent auditors to perform the function of independent public auditors for fiscal year 2000.

         Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives will have an opportunity to make a statement at the Annual Meeting if they so desire.

                              SHAREHOLDER PROPOSALS

         SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 2001 must be submitted to the Corporation on or before November 10, 2000 and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting.

                                  OTHER MATTERS

         The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, but if any other matters properly come before the Annual Meeting, or any adjournments thereof, the holder of any proxy is authorized to vote thereon at his or her discretion.

         A copy of the Annual Report of the Corporation and the Bank for the year ended December 31, 1999 is being mailed to shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WHEN AVAILABLE, WITHOUT CHARGE TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO ANTHONY C. WEAGLEY, VICE PRESIDENT AND TREASURER, CENTER BANCORP, INC., 2455 MORRIS AVENUE, UNION, NEW JERSEY 07083.

                               By Order of the Board of Directors



                               John J. Davis
                               President and Chief Executive Officer

Dated:  March 17, 2000

                              CENTER BANCORP, INC.

                    Proxy For Annual Meeting of Shareholders

         KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Center Bancorp, Inc., Union, New Jersey, do hereby constitute and appoint Donald Bennetti, John F. McGowan and Lori A. Wunder, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all of the common stock of said corporation standing in my name on its books on February 29, 2000 at the annual meeting of shareholders to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey 07083 on April 18, 2000 at 7:00 o'clock p.m. or at any adjournments thereof, with all powers the undersigned would possess if personally present, as shown on the reverse side.

                               (See Reverse Side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders

                              CENTER BANCORP, INC.

                                 April 18, 2000



/ /  Please mark your
     votes as in this
     example.

         This proxy is being solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

                Grant Authority                Withhold Authority
               for all nominees                 for all nominees
                     / /                             / /

1.  Election of Directors
    for three year terms ending
    in 2003

Nominees: Hugo Barth, III
          Alexander A. Bol
          William A. Thompson

Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

----------------------

2. Other business - Whatever other business may be brought before the meeting or any adjournment thereof.

         If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.

         Unless otherwise specified, execution of this proxy will confer authority to the persons named herein as proxies to vote shares in favor of the Board's nominees for directors.

Important: To assure your representation at the meeting, please date, sign and mail this proxy promptly in the envelope provided.

Signature: ______________    Signature: ___________    Dated: ______, 2000

Note: When signed as attorney, executor, administrator, trustee or guardian, please give full titles. If more than one trustee, all should sign. All joint owners must sign.